As filed with the Securities and Exchange Commission on August 29, 2007 Registration No. 333- UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________

FORM S-8 ___________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.
(Exact name of registrant as specified in its charter)

	Canada	N/A
(State or other jurisdiction of		(I.R.S. Employer Identification No.)
incorporation or organization)

926 West Sprague Avenue, Suite 200, Spokane, Washington 99201
(Address of principal executive offices)(Zip Code)

GOLD RESERVE INC. EQUITY INCENTIVE PLAN
(Full title of the plan)

ROCKNE J. TIMM
926 West Sprague Avenue, Suite 200, Spokane, Washington 99201
(509) 623-1500
(Name, address and telephone number,
including area code, of agent for service)

with a copy to:

JONATHAN B. NEWTON
Baker & McKenzie LLP
Pennzoil Place, South Tower, 711 Louisiana, Suite 3400
Houston, Texas 77002
(713) 427-5000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	Maximum	Amount of
Title of each class of	Amount to be	offering price	Aggregate	registration
securities to be registered(1)	registered	per share(2)	offering price(2)	fee

Class A Common Shares, no par value	2,311,860 Shares (3)	$4.27	$9,871,642.20	$303.06

Class A Common Share Purchase Rights	2,311,860 Rights	N/A	N/A	N/A(4)

(1)	The Class A Common Shares, no par value per share (the "Class A Common Shares"), of Gold Reserve Inc. (the "Company") being registered hereby relate to the Gold Reserve Inc. Equity Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional Class A Common Shares and associated Class A

Common Share Purchase Rights as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on August 28, 2007, as reported on the American Stock Exchange.

(3)	Represents Class A Common Shares that have become available for issuance under the Plan as a result of the "evergreen" provision of the Plan.

(4)	In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.

INCORPORATION BY REFERENCE

The issuance of the additional 2,311,860 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby shall be issued under the Plan, which was amended as of January 29, 2006 to increase the number of Class A Common Shares available for issuance under the Plan pursuant an "evergreen" provision (which provides that the total number of Class A Common Shares subject to issuance under the Plan shall be 10% of the Company's outstanding Class A Common Shares from time to time). Pursuant to Instruction E of Form S-8, the contents of the following Registration Statements on Form S-8 of:

(1)	Gold Reserve Corporation, as assumed by the Company as successor issuer, as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended; (b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c) Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and (d) Registration Statement on Form S-8 (Registration No. 033-35595, as amended); and

(2)	the Company, as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 333-139463), (b) Registration Statement on Form S-8 (Registration No. 333-138128), as amended; (c) Registration Statement on Form S-8 (Registration No. 333-135756), (d) Registration Statement on Form S-8 (Registration No. 333-133421), (e) Registration Statement on Form S-8 (Registration No. 333-127336), as amended; (f) Registration Statement on Form S-8 (Registration No. 333-119037), as amended; (g) Registration Statement on Form S-8 (Registration No. 333-110927), and (h) Registration Statement on Form S-8 Registration No. 333-56495), as amended, are incorporated herein by reference.

Item 8. Exhibits

The following are filed as exhibits to this Registration Statement:

Exhibit

Number Description

4.1	Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)

4.2	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27,1998)

4.3	Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No.333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4	Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)

4.5	Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.6	Form of Change in Control Agreement (incorporated by reference to Exhibit 4.0 to the Company's Annual Report on Form 20-F (File No. 000-30102) filed with the Securities and Exchange Commission on May 15, 2003)

5.1	Opinion of Austring, Fendrick, Fairman & Parkkari*

23.1	Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Pincock, Allen & Holt*

23.4	Consent of Marston & Marston, Inc.*

     24.1 Power of Attorney (included on the signature page of the Registration Statement)*
_______________
* Filed herewith.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

		(iii)	To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

		(i)	If the Registrant is relying on Rule 430B:

			(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

			(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

		(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

	(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on August 29, 2007.

GOLD RESERVE INC. By: /s/ Rockne J. Timm ROCKNE J. TIMM Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Rockne J. Timm as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date

/s/ Rockne J. Timm	Chief Executive Officer (Principal
ROCKNE J. TIMM	Executive Officer) and Director	August 29, 2007

Vice President Finance and
/s/ Robert A. McGuinness	Chief Financial Officer (Principal
ROBERT A. McGUINNESS	Financial and Accounting Officer)	August 29, 2007

/s/ A. Douglas Belanger
A. DOUGLAS BELANGER	President and Director	August 29, 2007

/s/ James P. Geyer
JAMES P. GEYER	Senior Vice President and Director	August 29, 2007

/s/ James H. Coleman
JAMES H. COLEMAN	Chairman of the Board	August 29, 2007

/s/ Patrick D. McChesney
PATRICK D. McCHESNEY	Director	August 29, 2007

/s/ Chris D. Mikkelsen
CHRIS D. MIKKELSEN	Director	August 29, 2007

/s/ Jean Charles Potvin
JEAN CHARLES POTVIN	Director	August 29, 2007

EXHIBIT LIST

Exhibit
Number	Description

4.1	Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)

4.2	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.3	Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No.333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4	Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)

4.5	Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.6	Form of Change in Control Agreement (incorporated by reference to Exhibit 4.0 to the Company's Annual Report on Form 20-F (File No. 000-30102) filed with the Securities and Exchange Commission on May 15, 2003)

5.1	Opinion of Austring, Fendrick, Fairman & Parkkari*

23.1	Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Pincock, Allen & Holt*

23.4	Consent of Marston & Marston, Inc.*

     24.1 Power of Attorney (included on the signature page of the Registration Statement)*
_______________
* Filed herewith.

EXHIBIT 5.1
AUSTRING, FENDRICK, FAIRMAN & PARKKARI
BARRISTERS & SOLICITORS

LORNE N. AUSTRING	DEBRA L. FENDRICK
H. SHAYNE FAIRMAN	KEITH D. PARKKARI	3081 Third Avenue
GREGORY A. FEKETE	PETER MORAWSKY	Whitehorse, Yukon
ANNA J. PUGH	MIKE A. REYNOLDS	Y1A 4Z7

PHONE: (867) 668-4405 FAX: (867) 668-3710 E-MAIL: gf@lawyukon.com

OUR FILE NO:

014910-31

July 16, 2007

The Toronto Stock Exchange
The Exchange Tower
130 King Street West
Toronto, Ontario
M5X 1J2

Gold Reserve Inc.
926 West Sprague Avenue, Suite 200
Spokane, Washington
99201 USA

Dear Sirs/Mesdames:

Re: Securities and Exchange Commission Form S-8

We are Yukon counsel to Gold Reserve Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"). The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a) 2,311,860 Class A Common Shares, no par value per share, of the Company (the "Class A Common Shares"), including the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Shareholder Rights Plan Agreement, amended and restated as of January 29, 2006, between the Company and Computershare Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Gold Reserve Inc. Equity Incentive Plan, as amended and restated January 29, 2006 (the "Equity Plan"), and (b) such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Equity Plan (such shares are collectively referred to as the "Securities").

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Equity Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Equity Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and non-assessable.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours truly, s/ Austring, Fendrick, Fairman & Parkkari

EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) of our report dated March 28, 2007 relating to the consolidated financial statements of Gold Reserve Inc., which appears in Gold Reserve Inc.'s Annual Report on Form 40-F for the year ended December 31, 2006.

s/	PricewaterhouseCoopers LLP
Vancouver, B.C., Canada
August 29, 2007

EXHIBIT 23.3

Consent of Pincock, Allen & Holt

Pincock, Allen & Holt (PAH) hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 40-F for the year ended December 31, 2006. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

s/	Richard J. Lambert, P.E
Pincock, Allen & Holt
August 29, 2007

EXHIBIT 23.4

Consent of Marston & Marston, Inc.

Marston & Marston, Inc. hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 40-F for the year ended December 31, 2006. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

s/	Marston & Marston, Inc.
August 29, 2007